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                                                                    Exhibit 10.1

                             SIXTH AMENDMENT TO THE

                      RAYONIER INVESTMENT AND SAVINGS PLAN

                             FOR SALARIED EMPLOYEES


      1. Section 10.3(d)(ii) of the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") is hereby amended to read in its entirety as follows, effective as of February 12, 1996:

            "(ii) Provided the value of the Member's or Deferred Member's vested Accounts is at least $3,500, and the first payment is at least $1,000, by payment in annual cash installments over the Member's or Deferred Member's life expectancy or the joint life expectancies of the Member or Deferred Member and the Member or Deferred Member's spouse, as actuarially determined at the time of commencement of the initial installment and which may be redetermined annually thereafter. The amount of such installments will be based on the value of the Member's or Deferred Member's Accounts as of the Valuation Date coinciding with or next following the date of receipt by the Savings Plan Administrator of a properly completed application as transmitted by the Company and each anniversary thereof, and shall be determined by multiplying such value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of years and fraction thereof of the Member's or Deferred Member's life expectancy (or the joint life expectancies of the Member or Deferred Member and the Member's or Deferred Member's spouse) based on age at the time of the initial installment (if life expectancy is not to be recalculated) or at the time the installment is payable (if life expectancy is to be recalculated). Any Member or Deferred Member who elects annual cash installment payments over the Member's or Deferred Member's life expectancy or over the joint life expectancies of the Member of Deferred Member and the Member's or Deferred Member's spouse may not thereafter elect to receive in a lump sum the remaining value of the Accounts."



Dated:  February 26, 1996


_____________________
John P. O'Grady
Senior Vice President
Human Resources